Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-34776) of Energy East Corporation of our report dated June 24, 2005 relating to the financial statements of the Southern Connecticut Gas Company Target Plan, which appears in this Form 11-K.

/s/ Baker Newman & Noyes Limited Liability Company
Portland, Maine June 27, 2005